EXHIBIT 99.1

NEWS RELEASE

Diamond Entertainment Implements Reverse Split
1:30 reverse split effective March 27, 2007
New trading symbol: DMON

Walnut, CA, (BUSINESS WIRE) - March 27, 2007 - Diamond Entertainment Corporation (the “Company”), dba e-DMEC, (OTCBB: DMON - News), today announced that the reverse split of its common stock (one share for each 30 issued and outstanding), which was approved by shareholders on March 1, 2005, is effective today, March 27, 2007.

“To improve our current capital structure, our Board has determined that this was an appropriate time for the implementation of the reverse split,” said James Lu, President and Co-CEO.

SAFE HARBOR STATEMENT

Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company’s future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company’s partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, seasonal changes, and other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.

Contact: Fred Odaka CFO
Diamond Entertainment Corporation
800 Tucker Lane
Walnut, CA 91789
Ph. 909-839-1989
Fax: 909-869-1990

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